UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2018

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5—Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders
(a) On May 1, 2018, Orrstown Financial Services, Inc. (the “Company”) held its annual meeting of shareholders.
(b) The following is a record of the vote on each matter presented at the annual meeting.
(1) Election of Directors.

Nominee	For	Withheld	Broker Non-Vote
Anthony F. Ceddia	4,806,610	436,014	1,033,064
Thomas D. Longenecker	4,842,120	400,504	1,033,064
Andrea Pugh	4,874,875	367,749	1,033,064
Floyd E. Stoner	4,852,063	390,561	1,033,064

(2) Approval of the amendment to the Company's 2011 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
4,094,636	1,036,263	111,725	1,033,064

(3) Approval of the non-binding advisory vote regarding the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Vote
3,297,408	1,735,437	209,779	1,033,064

(4) Ratification of appointment of the Audit Committee’s selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
6,011,913	132,936	130,839

There were no broker non-votes on the ratification of the independent registered public accounting firm.

(5) Transact such other business as may properly come before the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
2,612,526	2,527,464	102,634	1,033,064

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: May 3, 2018	By:	/s/ David P. Boyle
David P. Boyle
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)